                                                                    EXHIBIT 10.C

          UNDESIGNATED RETAIL MEMBER AGREEMENT WITH TRUSERV CORPORATION
                     A COOPERATIVE OF INDEPENDENT RETAILERS

THIS AGREEMENT between _________________________________________________________

d/b/a __________________________________________________________________________
                                 (Full Address)

the retail member hereinafter referred to as the "Member," and TRUSERV CORPORATION, a Delaware Corporation, hereinafter referred to as the "Company."

The Company is an organization operated on a cooperative basis by and for independent retailers who operate hardware stores, home or garden centers, rental stores or similar retail operations.

MEMBER AND COMPANY AGREE AS FOLLOWS:

1. This agreement is subject to and incorporates herein the Company's By-Laws, Subscription to Shares agreement, and the Members' Policies and Procedures Manuals ("Manuals"), all of which may be amended from time to time (hereinafter collectively referred to as "Agreement").

2. The Company shall sell merchandise of the type typically sold in retail hardware stores, home and garden centers, rented at full service rental centers, or sold to commercial/industrial customers; provide for shipment or delivery of such merchandise to the Member's address indicated on this Agreement; and offer services to the Member as Company may decide to offer from time to time.

3. The Company shall specify certain Company owned trademarks, trade names or brand names, which may be used by the Member under the conditions of this Agreement. The trademarks, trade names and brand names specified by the Company for Members signing an Undesignated Retail Member Agreement with the Company ("Marks") are the only marks Member is entitled to use, and Member shall not obtain any right to use the True Value mark, or any other trademarks or service marks owned by or licensed through the Company, which are not specified by the Company for use by Members signing an Undesignated Retail Member Agreement. The Company may, at its sole discretion, change the specification of trademarks, trade names and brand names permitted to be used by Members signing an Undesignated Retail Member Agreement.

4. The Company shall invoice Member at the Company's then current prices for the merchandise and services involved and apply all payments by Member toward final settlement of the Member's financial obligations to the Company. The excess, if any, of the payments made, less any additional expenses due to non-conformance with established payment policies or prescribed procedures, shall be paid or credited to the Member.

5. The Company shall pay to the Member a Patronage Dividend on the basis of the volume of and margins applicable to merchandise and services purchased by the Member from the Company during each such year that Patronage Dividends are available. The availability of Patronage Dividends shall be determined as of the end of each fiscal year of the Company and shall be payable out of the excess, if any, of gross margins from business done with or for Members, after deducting therefrom the following:

     (a)  Expenses directly or indirectly related to such business;

     (b) Such reasonable charges and reserves for necessary corporate purposes as may from time to time be determined by the Company for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles; and

     (c) Such reasonable charges and reserves for working capital necessary for the operation of the Company and for deficits arising from such operation, including deficits from business other than business done with or for Members.

     (d) In any fiscal year, to the extent a loss exists after deducting such expenses, charges and reserves, the Company will determine on a reasonable basis a plan to allocate the loss to Members.

6. The Company shall reasonably allocate and pay any Patronage Dividend within a time reasonably determined by the Company following the end of each fiscal year, but in no event later than the fifteenth (15th) day of the ninth month after the close of each such fiscal year in accordance with its By-Laws, policies and procedures as they may be amended or changed from time to time.

7. The Company shall hold Markets and other meetings from time to time for the purpose of keeping Members better informed on trends in the industry, presenting merchandise or services available and enabling Members to exchange ideas with fellow Members.

8. Upon execution of this Agreement, the Member shall purchase sixty (60) qualifying shares of the Company's Class A Common Stock at a purchase price of $100 per share for each store owned by Member, to a maximum of three hundred
(300) shares for five (5) or more stores, as defined in the Subscription to Shares agreement.

9. The Company has not granted any protected or exclusive territorial or geographical rights to Member, and the Company may, at its sole discretion, accept any other Member at any location without limitation.

10. The Member shall buy from the Company in accordance with the Company procedures and practices set forth in the Manuals, which include entering warehouse orders and claims using electronic order entry equipment functionally compatible with the Company's equipment, and entering all other orders using electronic equipment whenever possible.

11. The Member shall notify the Company, in writing, immediately upon any change in business name, form, ownership or control.

12. The Member shall pay in full on the date due all invoices on accounts receivable statements and any other financial obligations to the Company or its subsidiaries, and pay a one and one-half percent (1-1/2%) per month service charge, but not to exceed the maximum amount permitted by law, on past due balance of accounts. Upon termination of this Agreement, all invoices on accounts receivable statements and any other financial obligations owed by the Member to the Company or its subsidiaries, including future dated invoices, shall become immediately due and payable.

13. All information and material furnished to the Member, including without limitation, bulletins, price lists, illustrated catalogs, merchandising and pricing options, computer software, electronic data and the Manuals, are confidential property of the Company, developed and promoted for the benefit of Members, and the Member agrees not to divulge or display any of the information contained in this material to anyone who is not a Member, or not affiliated with the Company without obtaining the prior written approval of the Company, and not to use such information in a way which is detrimental to the Company or its Members. The Member shall use such information and material only in connection with the Member's purchases from the Company and for the purpose of promoting the Member's business with the Member's customers. The Member acknowledges and confirms that any dissemination or other disclosure of such information and material for any other purpose, or to anyone not affiliated with the Company, shall cause immediate and irreparable harm to fellow Members and the Company. All such information and material shall be immediately returned to the Company upon termination of this Agreement.

14. Member shall provide all financial statements, guarantees, security agreements and any other supporting materials or documents as may from time to time be requested by Company in relation to this Agreement.

15. Member represents that it has reviewed the By-Laws and prospectus of the Company, the receipt of which is hereby acknowledged, the By-Laws providing that Membership in the Company constitutes consent to take written notices of allocation into account at their stated dollar amount as provided in section 1385(a) of the IRC, unless such written notices clearly indicate on their face that they are nonqualified, in the taxable year in which received. By entering into this Agreement, Member agrees and consents to be bound by Article IX, section 2(b) of the By-Laws. Such "membership consent" (within the meaning of section 1388(c)(2)(B) of the IRC) may be revoked by Member only by terminating its Membership in the Company in the manner provided in this Agreement.

16. Member acknowledges that the Company, with the approval of the Board of Directors has the authority to set the composition of the Patronage Dividend each year, provided that at least twenty percent (20%) of each Member's share is paid in cash or qualified check in accordance with section 1385 of the IRC.

17. Member acknowledges that any cash payments, dividends, note maturities, interest or other payments may be applied to outstanding past due debt with Company at the Company's option and sole discretion.

18. Member acknowledges that the Member may receive different services, charges, rebates or freight rates based on the amount of merchandise purchased by Member.

19. Member's right to use any Mark shall be subject to the right and necessity of the Company to control the use of its Marks and to maintain the reputation for quality products and services and the goodwill associated with such Marks. The Member's right to the display and use of any Marks are permitted only on the following conditions:

     (a) The Marks specified by the Company for Members signing an Undesignated Retail Member Agreement with the Company are the only marks Member is entitled to use and Member shall not obtain any right to use the True Value mark, or any other trademarks or service marks owned by or licensed through the Company.

     (b) The Member's store and premises will be maintained in a clean and orderly condition.

     (c) The Member shall not be entitled to use any Mark as part of its corporate or partnership name, with the exception of any Member who was a Member and used it as such prior to January 1997.

     (d) That Member shall secure and maintain in force all required licenses, permits, and certificates relating to the conduct of its business pursuant to this Agreement. That Member shall comply with all applicable laws, ordinances and regulations.

     (e) In order to preserve the goodwill in the Marks, Member shall in all dealings with its customers, suppliers, Company, and public officials adhere to high standards of honesty, integrity, fair dealing and ethical conduct, and Member shall refrain from any activity which may be injurious to Company and the goodwill associated with the Marks.

20. During the term of this Agreement, Member shall not obtain any proprietary rights in any Marks by use thereof. Member expressly acknowledges and agrees that the license granted under this Agreement to use any Mark is non-exclusive and non-transferable, and that the Company has and retains the right to grant other licenses without any limitations as to territory, product, terms or otherwise. Within thirty (30) days of termination of this Agreement, Member shall cease the use of all Marks, and remove, at Member's expense, all store identification signs and decals which contain any Marks, and Member shall cease any display or advertising, directly or indirectly, as a store using any Marks, including but not limited to, display in Internet web sites and telephone directories. Member shall further delete any Marks from its business name including, if applicable, Member's corporate name. Member shall transfer to the Company, at Member's expense, any Internet domain names which contain any Mark. Member agrees to confirm in writing within thirty (30) days after termination of this Agreement that Member has ceased using the Marks.

21. If Member fails to comply with Paragraph 20 within the time stated, Member authorizes and fully empowers the Company, or its agent, at Member's expense, to enter upon its store property and buildings, and remove all exterior and interior signs, decals and other identification items specified in that paragraph, to withhold any monies due Member until the terms of that paragraph are complied with, and Member shall pay to the Company, not as a penalty but as a holdover royalty, the sum of $500 per day for each day beyond the thirty (30) days that the Member fails to comply with Paragraph 20. Company may, at its option, pursue any and all remedies available to Company for breach of this provision, including equitable or injunctive relief as well as collect the hold-over royalty payment and any other damages. Member agrees to release, waive and forever discharge Company from any and all claims, demands, losses and liabilities of any nature whatsoever related to Company's exercise of its rights under that Paragraph.

22. Company has not represented to Member that a "minimum," "guaranteed" or "certain" income can be expected or realized. Success depends, in part, on Member devoting dedicated personal efforts to the business and exercising good business judgment in dealings with customers, suppliers and employees. Member also acknowledges that neither Company nor any of its employees or agents has represented that Member can expect to attain any specific sales, profits or earnings. If Company has provided estimates to Member, such estimates are for informational purposes only and do not represent any guarantee of performance by Company to Member. COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED,REGARDING THE PERFORMANCE OF MEMBER'S BUSINESS.

23. Member, as an independent retailer, is free to decide how to operate its business, determine what merchandise it will stock, sell or rent and how its store shall be identified.

24. Member and Company understand and agree that this Agreement does not create a fiduciary relationship between Member and Company and that Member and Company are and will be independent contractors, and that nothing in this Agreement is intended to make either Member or Company a general or special agent, joint venturer, partner, or employee of the other for any purpose. Member agrees to identify itself conspicuously in all dealings with customers, suppliers, public officials, store personnel and others as the independent owner of Member's store and to place notices of independent ownership on forms, business cards, stationery, advertising and other materials.

25. Member and Company may not make any express or implied agreements, warranties, guarantees, or representations, or incur any debt, in the name or on behalf of the other. Company will not be obligated for any damages to any person or property directly or indirectly arising out of Member's store's operation or the business conducted by Member under this Agreement.

26. The amount of any distributions with respect to Member's patronage made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by Member from the Company, will be taken into account by Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by Member; provided, however, that this Agreement shall not extend to written notices of allocation received by Member as part of a Patronage Dividend which clearly indicate on their face that they are nonqualified. The Member understands and agrees that the Promissory Notes and the shares of Class B Common Stock distributed by the Company in payment, or part payment, of the Patronage Dividends are "written notices of allocation" within the meaning of the statute and must be taken into account by Member. The stated dollar amount of the Promissory Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the par value thereof. The first sentence of this paragraph is intended to constitute "consent in writing" within the meaning of section 1388(c)(2)(A) of the IRC and may be revoked as provided in section 1388(c)(3)(B) of the IRC, provided, however, that, so long as Member remains a member of the Company, revocation by Member of its "consent in writing" shall not revoke Member's "membership consent."

27. The Promissory Notes and Class A and Class B Common Stock need not be physically distributed to the Member but may be held in safekeeping for the Member (either in separate securities or as part of a bulk security) and that notices of the Member's allocation of Promissory Notes and Class B Common Stock to be deposited in safekeeping are "written notices of allocation" and shall be taken into account as provided for in this Agreement.

28. This Agreement is not assignable or transferable by the Member without the written consent of the Company, but Company shall have the right to assign this Agreement. Change in control or management of a corporate, partnership or limited liability company Member must be approved in writing by the Company.

29. This Agreement shall continue in force from year to year unless it is terminated as follows:

     (a) The Company shall have the right to immediately terminate this Agreement by written notice to the Member, (i) in the event and at the time or after the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated a bankrupt; (ii) if Member breaches any term, condition or obligation under this Agreement or any other agreement with the Company or one of its subsidiaries, which breach is not cured within thirty (30) days (ten (10) days in case of nonpayment of accounts receivable statements or any other financial obligations to the Company, or within the applicable cure period in an agreement with the Company) after the Member's receipt of written notice of such breach from the Company; or (iii) if Member fails to obtain written consent by the Company to a change in control or management of a corporation, partnership or limited liability company Member.

     (b)  This Agreement may be terminated unilaterally by the Member upon sixty
(60) days written notice mailed to the Chief Executive Officer or Treasurer of the Company at the Company's principal office.

     (c) This Agreement may be terminated unilaterally by the Company upon sixty (60) days written notice mailed to the Member at the address shown on the books of the Corporation; provided, however, that such termination by the Company shall occur after the affirmative vote of two-thirds or more of the directors then in office that such termination is in the best interests of the Company as determined in the sole discretion of the Board of Directors.

30. This Agreement shall be automatically modified upon notice from the Company to the Member of any relevant change in the Certificate of Incorporation and/or By-Laws of the Company, or by resolution of the Board of Directors.

31. This Agreement, and any other agreement which Member signs with the Company, is the entire and complete Agreement between the Member and the Company and there are no prior agreements, representations, promises, or commitments, oral or written, which are not specifically contained in this Agreement or any other agreement which Member signs with the Company. The current form of the Company Member Agreement shall govern all past and present relations, actions or claims arising between the Company and the Member.

32. Should any provision of this Agreement be declared invalid under or in conflict with any existing or future law or regulation such provision shall be modified to conform with that law and such modification shall not affect any other provision of this Agreement which shall continue in full force and effect.

33. Failure on the part of the Company at any time or times to enforce its rights under this Agreement, its Certificate of Incorporation, its By-Laws, its Manuals, any Company policies or procedures or any written agreements with Member shall not constitute or be held to be a waiver of any succeeding breach thereof.

34. The Company, but not the Member, shall have a lien on and a right, but not an obligation, of setoff against any Company issued stock or notes, dividends, interest payments or other funds held by or issued to Member, including those issued as Patronage Dividends, and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall Patronage Dividend payable in any year for such indebtedness of the Member to the Company or its subsidiaries as may, for whatever cause, exist, including without limitation borrowings, accounts payable, and the Member's share of Company losses, as reasonably determined by the Company. Upon termination, Company shall have no obligation to redeem Member's investment unless and until all amounts due and owing the Company on accounts receivable statements, ancillary agreements with the Company or any other financial obligations to the Company or its subsidiaries are paid in full. In the event that the Company initiates proceedings to recover amounts due it by Member or for any breach of this Agreement or to seek equitable or injunctive relief against the Member, the Company shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees. This Agreement shall be enforced against either Member or Company only in the state or federal courts located in Cook County or any Illinois county contiguous to Cook County, Illinois or in the county in which the Company's headquarters are then located, and shall only be interpreted in accordance with the substantive laws of Illinois without giving effect to its conflict of laws principles.

35. This Agreement may not be modified except as set forth herein or by a writing referencing this Agreement and signed by the Company.

Prospective Member's signature on this Agreement constitutes an offer only, and this Agreement shall have no force or effect until duly accepted and signed by the Company at its principal office and National Headquarters.

WITNESS the Member's hand and seal this _____ day of ________, 20__.

________________________________________________________________________________
                              Member's Legal Entity

d/b/a __________________________________________________________________________

Check: [ ] sole proprietor [ ] partnership [ ] corporation [ ] limited liability company

Retail Location Address ________________________________________________________

City:  ____________________    State: __________________     Zip: ______________

By: ____________________________________________________________________________

Title: _________________________________________________________________________

WITNESS: _______________________________________________________________________

Address: _______________________________________________________________________

City:  ____________________    State: __________________     Zip: ______________

ACCEPTED this _____ day of ______________, 20____, at Chicago, Illinois,

By TRUSERV CORPORATION, by its duly authorized agent.

__________________________________________________________________________

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